                                                                    EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT



Name                                            State of Incorporation
----                                            ----------------------
Wayne Savings Community Bank                    Ohio

Village Savings Bank, F.S.B.                    Federal